WILLIAMS VOTING AND LOCK-UP AGREEMENT

            This Voting and Lock-Up Agreement (this "Agreement") is made and entered into as of April 5, 2001 by and between Globex Energy, Inc., a Delaware corporation ("G-Co"), and Williams Global Energy (Cayman) Limited, a Cayman Islands corporation ("W-Co").

            WHEREAS, concurrently with the execution of this Agreement, Apco Argentina, Inc., a Cayman Islands corporation (the "Company"), Apco Delaware, Inc., a Delaware corporation and wholly-owned subsidiary of the Company ("Merger Subsidiary"), and G-Co, have entered into an Agreement and Plan of Merger dated as of April 5, 2001 (the "Merger Agreement"), providing for the merger of Merger Subsidiary with and into G-Co (the "Merger"), pursuant to which G-Co will become a wholly-owned subsidiary of the Company;

            WHEREAS, W-Co is the sole record and beneficial owner of the number of shares of capital stock, other equity interests and securities convertible into capital stock or other equity interests in the Company as is indicated on the applicable signature page of this Agreement (the "Shares"); and

            WHEREAS, in consideration of and to induce the execution of the Merger Agreement by G-Co, W-Co agrees to certain transfer restrictions and voting requirements to facilitate consummation of the Merger as more fully described below.

            NOW, THEREFORE, in consideration of the mutual promises and the mutual covenants and agreements contained herein, the parties agree as follows:

            1. Agreement to Retain Shares. Except as expressly contemplated by the Merger Agreement, W-Co agrees not to transfer, assign, sell, exchange, pledge, hypothecate, grant a security interest in or otherwise dispose of, or offer to transfer, assign, sell, exchange, encumber or otherwise dispose of, or grant any proxy or power of attorney, deposit any Shares into a voting trust or enter into a voting agreement, understanding or arrangement with respect to any of the Shares at any time prior to consummation of the Merger or the Expiration Date, as defined herein. The "Expiration Date" shall mean the date on which the Merger Agreement shall have been terminated pursuant to Article VII of the Merger Agreement.

            2. Agreement to Vote Shares. At any meeting of the stockholders of the Company called with respect to the Merger, the Merger Agreement and any other transactions contemplated thereby, and at any adjournment or adjournments thereof, and with respect to any consent or proxies solicited with respect to the Merger, the Merger Agreement and any other transactions contemplated thereby, W-Co shall vote the Shares (a) in favor of the issuance of shares in the Merger and the approval of the amendments to the Company's Articles of Association and Memorandum of Association as contemplated by the Merger Agreement, including any amendments thereto, and any matter which could reasonably be expected to facilitate the Merger and
(b) against any alternative transaction or any other matter which could reasonably be expected to facilitate the consummation of an alternative transaction. W-Co, as the holder of Shares, shall be present, in person or by proxy, at all meetings of stockholders of the Company or at any adjournment or adjournments thereof so that all Shares are counted for the purpose of determining the presence of a quorum at such meetings.

            3. Additional Purchases. For purposes of this Agreement, the term "Shares" shall include any shares of capital stock or other equity interests of the Company which W-Co purchases or otherwise acquires after the execution of this Agreement and prior to the Expiration Date, including, without limitation, by exercise of options or warrants.

            4. Representations, Warranties and Covenants of W-Co. W-Co hereby represents, warrants and covenants to G-Co that, except as specifically described on Annex A to this Agreement, W-Co (i) is the sole record and beneficial owner of the Shares, which at the date hereof and at all times until the Expiration Date will be free and clear of any liens, claims, options, charges or other encumbrances, (ii) does not own beneficially or of record any shares of stock or other equity interest of the Company other than the Shares and (iii) has full power and authority to make, enter into, deliver and carry out the terms of this Agreement. W- Co hereby further represents, warrants and covenants that (i) this Agreement constitutes the legal, valid and binding obligation of W-Co, and (ii) neither the execution of this Agreement by W-Co nor the consummation of the transactions contemplated hereby will result in a breach or violation of the terms of any agreement by which W-Co is bound or of any decree, judgment, order, law or regulation now in effect of any court or other governmental body applicable to W- Co.

            5. Representations, Warranties and Covenants of G-Co. G-Co represents, warrants and covenants to W-Co that this Agreement (i) has been authorized by all necessary corporate action on the part of G-Co and has been duly executed by a duly authorized officer of G-Co and (ii) constitutes the legal, valid and binding obligation of G-Co. Neither the execution of this Agreement by G-Co nor the consummation of the transactions contemplated hereby will result in a breach or violation of the terms of any agreement by which G-Co is bound or of any decree, judgment, order, law or regulation now in effect of any court or other governmental body applicable to G-Co.

            6. Additional Documents. W-Co and G-Co hereby covenant and agree to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of G-Co or W-Co, as the case may be, to carry out the intent of this Agreement.

            7. Consent and Waiver. W-Co hereby gives any consent or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement to which W-Co is a party or pursuant to any rights W-Co may have.

            8.    Miscellaneous.

            (a) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

            (b) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties without the prior written consent of the other.

            (c) Amendments and Modifications. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

            (d) Specific Performance; Injunctive Relief. The parties hereto acknowledge that G-Co will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of W-Co set forth herein. Therefore, it is agreed that, in addition to any other remedies which may be available to G-Co upon such violation, G-Co shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to it at law or in equity.

            (e) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by commercial overnight courier service, by confirmed telecopy, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective parties as follows:

            (i)   if to G-Co, to:

                  Attention: Gene Kornegay
                  820 Gessner, Suite 1680
                  Houston, TX  77024
                  Phone:(713) 463-7710
                  Fax:  (713) 463-7722

                  with a copy to:

                  Attention: Arthur H. Rogers, Esq.
                  Fulbright & Jaworski, LLP
                  1301 McKinney, Suite 5100
                  Houston, TX  77010
                  Phone:(713) 651-5151
                  Fax:  (713) 651-5246

            (ii)  if to W-Co, to

                  Attention: John C. Bumgarner, Jr.
                  One Williams Center, Suite 4900
                  Tulsa, Oklahoma  74172
                  Phone:(918) 573-2390
                  Fax:  (918) 573-2167

                  with a copy to:

                  Attention: James Cundiff, Esq.
                  One Williams Center
                  Tulsa, Oklahoma  74172
                  Phone:(918) 573-5459
                  Fax:  (918) 573-8051

                  Attention: Alan C. Myers, Esq.
                  Skadden, Arps, Slate, Meagher & Flom LLP
                  Four Times Square
                  New York, NY  10036
                  Phone:(212) 735-3000
                  Fax:  (212) 735-2000

            or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

            (f) Termination. This Agreement shall terminate upon the termination of the Merger Agreement in accordance with its terms.

            (g) Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the Cayman Islands without giving effect to principles of conflicts of law.

            (h) Entire Agreement. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

            (i) Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

            (j) Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.



      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.

                              GLOBEX ENERGY, INC.


                              By: /s/ L. Gene Kornegay
                                 ------------------------------
                                  Name:  L. Gene Kornegay
                                  Title: President

                              WILLIAMS GLOBAL ENERGY (CAYMAN)
                              LIMITED


                              By: /s/ John C. Bumgarner, Jr.
                                 ------------------------------
                                 Name: John C. Bumgarner, Jr.



Shares owned beneficially and of record by W-Co:

______ shares of Ordinary Shares
______ shares of Ordinary Shares issuable pursuant to options ______ shares of Ordinary Shares issuable pursuant to warrants ______ any other direct or indirect equity interests in the Company
                              (please specify)



                                  ANNEX A

            ENCUMBRANCES UPON THE SHARES HELD BY THE UNDERSIGNED